UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 8, 2026

VOLATO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8050 Freedom Ave NW

North Canton, OH 44720

(Address of principal executive offices) (zip code)

844-399-8998

Registrant’s telephone number, including area code

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $287.50	SOARW	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 8, 2026, Volato Group, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “ELOC Purchase Agreement”) and Registration Rights Agreement (the “ELOC Registration Rights Agreement”) with DFU, LLC, a Delaware limited liability company (the “Investor”). Pursuant to the ELOC Purchase Agreement, the Company has the right, but not the obligation, to issue and sell to the Investor up to $1,000,000,000 of newly issued shares of our Class A common stock, par value $0.0001 (the “ELOC Shares”) from time to time beginning on the effective date of the registration statement covering the resale of the ELOC Shares by the Investor and ending 36 months thereafter (the “Investment Period”), subject to certain conditions and limitations. Sales of ELOC Shares pursuant to the ELOC Purchase Agreement, and the timing and amount of any such sales, are solely within the discretion of the Company, and the Company is under no obligation to sell any securities pursuant to this arrangement.

In no event will the Company issue and sell, under the ELOC Purchase Agreement, more than 19.99% of the Company’s outstanding shares of common stock as of the date of the ELOC Purchase Agreement (reduced by the number of shares of common stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by the ELOC Purchase Agreement under the applicable NYSE American LLC listing rules) without first obtaining prior approval from its stockholders.

During the Investment Period, the Company may direct the Investor to purchase ELOC Shares by delivering to the Investor up to two written notices per trading day (each, a “Put Notice”) covering an aggregate of no more than $6,000,000 in ELOC Shares. The purchase price for the ELOC Shares designated in the first Put Notice is the lesser of (i) the lowest traded price of the Company’s common stock on the date the Put Notice is delivered and (ii) the average of the three lowest closing sale prices of the Company’s common stock during the 10 consecutive trading day period immediately preceding that same date, subject to a floor price of $0.21 (as may be adjusted for any reorganization, recapitalization, stock split, reverse stock split or other similar transaction, the “Floor Price”). The purchase price for the ELOC Shares designated in the second Put Notice is the lesser of (i) 95% of the lowest traded price of the Company’s common stock during the five consecutive trading day period immediately preceding the date the Put Notice is delivered, (ii) 95% of the dollar volume-weighted average price of the Company’s common stock on that same date and (iii) 95% of the closing bid price of the Company’s common stock on that same date, subject to the Floor Price. The purchase price of ELOC Shares may be lower if the Company’s common stock becomes subject to a “chill,” “stop sign” or similar restriction by The Depository Trust Company.

Pursuant to the ELOC Purchase Agreement, the Company may not issue or sell to the Investor any ELOC Shares that would result in the Investor beneficially owning more than 4.99% of our outstanding shares of common stock upon such issuance (the “Beneficial Ownership Limitation”).

The Investor’s obligation to purchase ELOC Shares under the ELOC Purchase Agreement is subject to customary conditions, including the effectiveness of a registration statement covering the resale of the ELOC Shares, continued listing of the Company’s common stock on an eligible trading market, and other customary closing conditions. Until termination of the ELOC Purchase Agreement, the Company may not, without the Investor’s consent, issue common stock or common stock equivalents in any “equity line of credit” or similar continuous offering, except in connection with the ELOC Purchase Agreement, one or more “at-the-market” offerings, or a private offering of equity or debt securities with registration rights that closes within three months after execution of the ELOC Purchase Agreement. In addition, except for certain exempt issuances, the Company may not issue common stock or common stock equivalents at an effective price per share below the purchase price applicable to a Put Notice during the period beginning on the third trading day immediately preceding delivery of the applicable Put Notice and ending on the third trading day after delivery of the purchase price for the shares set forth in that Put Notice.

The Company may terminate the ELOC Purchase Agreement upon one trading day’s notice to the Investor, provided that no Put Notices are pending. The ELOC Purchase Agreement will automatically terminate upon certain events, including the end of the Investment Period, the Investor’s purchase of the maximum amount of ELOC Shares, the delisting of the Company’s common stock, or certain bankruptcy or insolvency events.

As consideration for the Investor’s execution and delivery of the ELOC Purchase Agreement, the Company agreed to issue the Investor (i) 3,646,974 shares of common stock (the “Commitment Shares”) and (ii) 13,058 shares of Series B convertible preferred stock that are convertible into an aggregate of 56,528,082 shares of common stock, subject to adjustment (the “Series B Preferred Stock” and together with the Commitment Shares, the “Commitment Securities”). The Company is not obligated to issue any Commitment Securities until the NYSE American LLC approves the Company’s additional listing application filed in connection with the ELOC Shares and Commitment Securities.

In connection with the ELOC Purchase Agreement, on October 9, 2026, the Company filed a Certificate of Designation, Preferences, and Rights of Series B Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State to create and establish the rights, preferences, powers, and restrictions of the Series B Preferred Stock. The Series B Preferred Stock ranks senior to the Company’s common stock and junior to its Series A preferred stock and Series A-1 preferred stock. Holders of the Series B Preferred Stock are entitled to receive dividends paid and distributions made to holders of the Company’s common stock on an as-converted basis. The Series B Preferred Stock is only convertible following (i) stockholder approval of the issuance of shares of the Company’s common stock upon the full conversion of the Series B Preferred Stock (the “Stockholder Approval”), and (ii) the effectiveness of an amendment to the Company’s Certificate of Incorporation authorizing sufficient shares of common stock for full conversion of the Series B Preferred Stock. Following such approvals, each share of Series B Preferred Stock shall be convertible, at the option of the holder, into 4,329 shares of the Company’s common stock, subject to adjustment and a 4.99% beneficial ownership limitation. Shares of the Series B Preferred Stock do not have voting rights prior to the date the Company receives the Stockholder Approval, except as required by law and for certain actions that would adversely affect holders of the Series B Preferred Stock. Thereafter, holders of the Series B Preferred Stock generally are entitled to vote on an as-converted basis with the holders of shares of the Company’s common stock.

Pursuant to the ELOC Registration Rights Agreement, the Company agreed, as promptly as practicable and by November 22, 2026, to file with the SEC an initial registration statement covering the resale by the Investor of the maximum number of shares of the Company’s common stock (i) pursuant to Put Notices delivered under the ELOC Purchase Agreement, (ii) as Commitment Shares, and (iii) in the event the Company receives the Stockholder Approval, the shares of the Company’s common stock issuable upon full conversion of all shares of the Series B Preferred Stock. In any event, the Company may only register shares of the Company’s common stock that are registrable in compliance with the Company’s Certificate of Incorporation, the rules and regulations of the NYSE American LLC, and applicable law. The Company is required to use commercially reasonable efforts to have the registration statement declared effective by the Securities and Exchange Commission at the earliest practicable date.

The ELOC Purchase Agreement and the ELOC Registration Rights Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the ELOC Purchase Agreement, the ELOC Registration Rights Agreement, and the Certificate of Designation are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 10.1, 10.2, and 3.1, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02 to the extent required. The ELOC Shares and Commitment Securities to be issued under the ELOC Purchase Agreement will be sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The shares of common stock and Series B Preferred Stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above of this Current Report on Form 8-K relating to the Certificate of Designation is incorporated by reference in this Item 3.03.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Certificate of Designation is incorporated by reference in this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation, Preferences, and Rights of Series B Preferred Stock.

10.1*	Common Stock Purchase Agreement between the Company and the Investor dated October 8, 2026.

10.2	Registration Rights Agreement between the Company and the Investor dated October 8, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* As permitted by Regulation S-K, Item 601(b)(10)(iv) of the Securities Exchange Act of 1934, as amended, certain confidential portions of this exhibit have been redacted from the publicly filed document. The Registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2026

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer